                                                                   EXHIBIT 3.19

                           ARTICLES OF INCORPORATION

                                       OF

                     NORTHERN FLORIDA TELEPHONE CORPORATION


         The undersigned Incorporator hereby files these Articles of Incorporation in order to form a corporation (the "Corporation") under the laws of the State of Florida.

                                   ARTICLE I.

                                      NAME
                                      ----
         The name of the Corporation shall be Northern Florida Telephone Corporation.

                                  ARTICLE II.

                               NATURE OF BUSINESS
                               ------------------
         The Corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida.

                                  ARTICLE III.

                                     STOCK
                                     -----
         The authorized capital stock of the Corporation shall consist of 1,000 shares of Common Stock with a par value of $1.00 (one dollar) per share. The stock of the Corporation shall be issued for such consideration as may be determined by the Board of Directors but not less than par value. Shareholders may enter into agreements with the Corporation or with each other to control or restrict the transfer of stock and such agreements may take the form of options, rights of first refusal, buy and sell agreements or any other lawful form of agreements.

                                  ARTICLE IV.

                               RIGHT OF PURCHASE
                               -----------------
         Every shareholder, upon the sale of any new stock of this Corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share at the price at which it is offered to others.

                                   ARTICLE V.

                                  INCORPORATOR
                                  ------------
         The name and street address of the Incorporator of this Corporation is as follows:

                                 Floyd R. Self
                        Suite 701, 215 S. Monroe Street
                          First Florida Bank Building
                           Tallahassee, Florida 32301

                                  ARTICLE VI.

                          TERM OF CORPORATE EXISTENCE
                          ---------------------------

         The Corporation shall exist perpetually unless dissolved according to law.

                                  ARTICLE VII.

               ADDRESS OF REGISTERED OFFICE AND REGISTERED AGENT
               -------------------------------------------------
         The address of the initial registered office of the Corporation in the State of Florida shall be Suite 701, First Florida Bank Building, 215 S. Monroe Street, Tallahassee, Florida 32301. The name of the initial registered agent of the Corporation at the above address shall be Floyd R. Self. The Board of Directors may from time to time change the registered office to any other address in the State of Florida or change the registered agent.

                                 ARTICLE VIII.

                              NUMBER OF DIRECTORS
                              -------------------
         The business of the Corporation shall be managed by a Board of Directors consisting of at least one person, the exact number to be determined from time to time in accordance with the By-Laws.

                                  ARTICLE IX.

                           INITIAL BOARD OF DIRECTORS
                           --------------------------
         The initial Board of Directors shall consist of seven (7) members. The names and street addresses of the members of the initial Board of Directors of the Corporation, who shall hold office until the first annual meeting of the shareholders, and thereafter until their successors have been elected and qualified are as follows:


            Stuart Hollander, Director
            Chairman and Treasurer
            1992 Innerbelt Business Center Drive
            St. Louis, Missouri 63114

            Gary L. Pace, Director
            President
            1992 Innerbelt Business Center Drive
            St. Louis, Missouri 63114

            Linda M. Harvey, Director
            Vice President and Secretary
            1992 Innerbelt Business Center Drive
            St. Louis, Missouri 63114

            Sharon M. Hollander, Director
            1992 Innerbelt Business Center Drive
            St. Louis, Missouri 63114

            Jack D. Minner, Director
            1992 Innerbelt Business Center Drive
            St. Louis, Missouri 63114

            David Hoffman, Director
            1992 Innerbelt Business Center Drive
            St. Louis, Missouri 63114

            John Blumenfeld, Director
            1992 Innerbelt Business Center Drive
            St. Louis, Missouri 63114

                                   ARTICLE X.

                                    OFFICERS
                                    --------
         The Corporation shall have a President, a Secretary and a Treasurer and may have additional and assistant officers, including, without limitation thereto, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

                                  ARTICLE XI.

                        TRANSACTIONS IN WHICH DIRECTORS
                        -------------------------------
                           OR OFFICERS ARE INTERESTED
                           --------------------------

            (a) No contract or other transactions between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, firm, or entity in which one or more of the Corporation's Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because such Director(s) or officer(s) are present at or participate in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (1) The fact of such relationship or interest is disclosed or known to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes or consents of such interested Director or Directors; or

                  (2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote thereon, and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

                  (3) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized.

            (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of a Board of Directors or of a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE XII.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  -----------------------------------------

            (a) The Corporation hereby indemnifies and agrees to hold harmless from claim, liability, loss or judgment any Director or officer made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit or proceeding by or on behalf of the Corporation to procure a judgment in its favor), brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity as Director, officer, employee or agent of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise in which he served at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and reasonably incurred as a result of such action, suit or any appeal thereof, if such person acted in good faith in the reasonable belief that such action was in, or not opposed to, the best interests of the Corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create a presumption that any such Director or officer did not act in good faith in the reasonable belief that such action was in, or not opposed to, the best interests of the Corporation. Such person shall not be entitled to indemnification in relation to matters as to which such person has been adjudged to have been guilty of gross negligence or willful misconduct in the performance of his duties to the Corporation.

         (b) Any indemnification under paragraph (a) shall be made by the Corporation only as authorized in the specific case upon a determination that amounts for which a Director or officer seeks indemnification were properly incurred and that such Director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had no reasonable ground for belief that such action was unlawful. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding.

         (c) The Corporation shall be entitled to assume the defense of any person seeking indemnification pursuant to the provisions of paragraph (a) above upon a preliminary determination by the Board of Directors that such person has met the applicable standards of conduct set forth in paragraph (a) above, and upon receipt of an undertaking by such person to repay all amounts expended by the Corporation in such defense, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this article. If the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it and not objected to in writing for valid reasons by such person. In the event that the Corporation elects to assume the defense of any such person and retains such counsel, such person shall bear the fees and expenses of any additional counsel retained by him, unless there are conflicting interests between or among such person and other parties represented in the same action, suit or proceeding by the counsel retained by the Corporation, that are, for valid reasons, objected to in writing by such person, in which case the reasonable expenses of such additional representation shall be within the scope of the indemnification intended if such person is ultimately determined to be entitled thereto as authorized in this article.

            (d) The foregoing rights of indemnification shall not be deemed to limit in any way the power of the Corporation to indemnify under any applicable law.

                                 ARTICLE XIII.

                             FINANCIAL INFORMATION
                             ---------------------
         The Corporation shall not be required to prepare and provide a balance sheet or a profit and loss statement to its shareholders, nor shall the Corporation be required to file a balance sheet or profit and loss statement in its registered office. This provision shall be deemed to have been ratified by the shareholders each year hereafter unless a resolution to the contrary has been adopted by the shareholders.

                                  ARTICLE XIV.

                                   AMENDMENT
                                   ---------

         These Articles of Incorporation may be amended in any manner now or hereafter provided for by law and all rights conferred upon shareholders hereunder are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the original subscribing Incorporator to the foregoing Articles of Incorporation has hereunto set his hand and seal this 30th day of April, 1990.



                                        /s/ Floyd R. Self
                                        ------------------------------------
                                        Floyd R. Self

STATE OF FLORIDA
COUNTY OF LEON

         I HEREBY CERTIFY that on this day personally appeared before me, the undersigned authority, Floyd R. Self, to me well known and known to me to be the person who executed the foregoing instrument and acknowledged before me that he executed the same freely and voluntarily for the uses and purposes therein set forth and expressed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal on this 30th day of April, 1990.



                                        /s/ Ann M. Bassett
                                        -------------------------------------
                                        NOTARY PUBLIC
                                        My commission expires:
                                            Notary Public, State of Florida
                                          My Commission Expires June 24, 1991

        CERTIFICATE DESIGNATING REGISTERED AGENT AND REGISTERED OFFICE

         In compliance with Florida Statutes Section 48.091 and 607.304, the following is submitted:

         Northern Florida Telephone Corporation, desiring to organize as a corporation under the laws of the State of Florida, has designated Suite 701, First Florida Bank Building, 215 South Monroe Street, Tallahassee, Florida 32301, as its initial Registered Office and has named Floyd R. Self located at said address, as its initial Registered Agent.



                                        By: /s/ Floyd R. Self
                                            ----------------------------------
                                            Floyd R. Self
                                            Incorporator


         Having been named Registered Agent for the above stated corporation, at the designated Registered Office, the undersigned hereby accepts said appointment, and agrees to comply with the provisions of Florida Statutes
Section 48.091 relative to keeping the office open.



                                            /s/ Floyd R. Self
                                            ----------------------------------
                                            Floyd R. Self